FINANCIAL SERVICES ACQUISITION CORPORATION
               CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        August 31, 1996 (unaudited)


ASSETS

Cash and cash equivalents                          $  21,448,534
Restricted cash (Note 14)                              1,798,232
Deposit with clearing firm
  (Includes cash of $713,078 and U.S.
      Treasury bills of $6,430,624 at
      August 31, 1996)                                 7,143,702
Commissions receivable                                20,469,749
Receivable from clearing firm                          2,238,384
Receivable from broker-dealers and
      customers                                        4,288,780
Securities owned                                       5,826,804
Prepaid expenses and other assets                      6,523,472
Receivable from affiliates                               261,329
Equity in affiliated companies                         2,794,239
Exchange memberships                                     140,000
Deferred taxes                                         5,063,352
Furniture, equipment and leasehold
      improvements                                    13,274,425
Intangible assets                                      2,153,470
                                                   -------------
      Total assets                                 $  93,424,472
                                                   =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
      Accounts payable and accrued liabilities     $  17,448,056
      Accrued compensation payable                    13,443,738
      Accrued interest payable                           500,489
      Short-term borrowings                            8,368,641
      Income taxes payable                             7,219,392
      Obligations under capitalized leases             1,884,040
      Payable to affiliates                            1,190,752
      Deferred taxes payable                             579,266
      Notes payable                                    7,980,663
                                                    ------------
                                                      58,615,037
                                                    ------------
                                                         325,312
                                                    ------------
Minority interest in Consolidated
Subsidiaries

Commitments and contingencies
  (Notes 14 and 15)

Stockholders' equity
      Preferred stock, $.001 par value:
         1,000,000 shares authorized, none
         issued and outstanding
      Common stock, $.001 par value:
         30,000,000 shares authorized,
         5,192,165 issued and outstanding at
         August 31, 1996 (Note 13)                         5,192
      Additional paid-in capital                      33,696,039
      Accumulated deficit                             (2,014,837)
      Foreign translation adjustment                   2,797,729
                                                   -------------
         Total stockholders' equity                   34,484,123
         Total liabilities and stockholders'       -------------
           equity                                  $  93,424,472
                                                   =============

            The accompanying notes are an integral part of this
               consolidated statement of financial condition.


                 FINANCIAL SERVICES ACQUISITION CORPORATION
         NOTES TO THE CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        AUGUST 31, 1996 (UNAUDITED)


NOTE 1 - ORGANIZATION AND OPERATIONS:


Financial Services Acquisition Corporation (the "Company"), was incorporated in Delaware on August 18, 1994 with the objective of acquiring or merging with an operating business in the financial services industry (a "Business Combination"). The Company's founding stockholders purchased 833,333 of its common shares, $.001 par value ("Common Stock"), for $25,000 in August, 1994.

The registration statement for the Company's initial public offering ("Offering") was declared effective November 30, 1994. The Company consummated the Offering in December 1994 and raised net proceeds of $19,150,098 (Note 3). The Company's management had broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering were intended to be generally applied toward consummating a Business Combination. The Company deposited $17,414,998 of the Offering proceeds in an interest bearing trust account ("Trust Fund") to be held until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The Trust Fund indenture limited investments to U.S. Government securities with maturities of 180 days or less. The remaining proceeds were to be used to pay for business, legal and accounting due diligence on prospective acquisitions, and continuing general and administrative expenses in addition to other expenses.

On March 8, 1996, the Company entered into a merger agreement to acquire Euro Brokers Investment Corporation ("EBIC"), a privately-held international and domestic inter-dealer broker for a broad range of financial instruments. Under the terms of the agreement, a newly-formed, wholly-owned subsidiary of the Company was merged with and into EBIC (the "Merger"), with each outstanding share of EBIC common stock being converted into the right to receive, after giving effect to certain adjustments and subject to certain escrow arrangements, approximately (i) 2.70 shares of Common Stock (approximately 4,505,666 shares in the aggregate), (ii) 4.53 of the Company's redeemable common stock purchase warrants (approximately 7,566,666 warrants in the aggregate) and (iii) $13.14 in cash (approximately $22.0 million in the aggregate).

The Merger was consummated on August 16, 1996.

EBIC, incorporated in December 1986, through its subsidiaries and affiliates is primarily an inter-dealer broker of money market instruments, derivative products and selected securities, with offices in major financial centers, including New York, London, Tokyo, Toronto and Hong Kong, and correspondent relationships with other brokers throughout the world. EBIC and its subsidiaries comprise substantially all of the Company's business and assets.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation:

The Merger has been accounted for as a recapitalization of EBIC, with the issuance of shares by EBIC for the net assets of the Company, consisting primarily of cash. The historical assets and liabilities of the Company and EBIC have been reflected on the consolidated statement of financial condition at their respective book values.

The consolidated statement of financial condition includes the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments in unconsolidated affiliates where the Company may exercise significant influence over operating and financial policies have been accounted for using the equity method.

Revenue recognition:

Commission income is recognized on a trade date basis.

Securities transactions:

Securities transactions are recorded on a trade date basis and are carried at market value. Substantially all securities transactions are executed as riskless principal and are cleared on a fully disclosed basis. As such, those accounts are carried on the books of the Company's clearing firm.

Furniture, equipment and leasehold improvements:

Depreciation of furniture and equipment is computed on a straight line basis using estimated useful lives of 3 to 5 years. Leasehold improvements are amortized over the terms of the related leases or estimated useful lives of the improvements, whichever period is shorter.

Exchange memberships:

The Company carries its exchange memberships at cost. At August 31, 1996, the market value of these memberships approximated cost.

Intangible assets:

Intangible assets principally include the values assigned to customer lists and are being amortized on a straight line basis over their estimated useful lives, which approximate 15 years. Accumulated amortization of intangible assets aggregated $7,029,928 at August 31, 1996.

The Company has a policy of reviewing the carrying value of intangible assets to consider whether events or changes in circumstances have occurred -- such as the loss of significant customers, a significant change in the revenues received from customers or a significant change in the nature of the brokerage business -- which would indicate that the carrying amount of such assets may not be recoverable, in which case the Company would evaluate the estimated future cash flows expected to result from the asset. Should the expected future cash flows be less than the carrying amount of the asset, an impairment loss would be recognized to the extent that the carrying value exceeds the fair value of the asset. There have been no impairment losses with respect to intangible assets.

Foreign currency translation:

Assets and liabilities denominated in foreign currencies are translated to U.S. dollars using exchange rates at the end of the year; revenues and expenses are translated at average rates for the year.

Gains and losses on foreign currency translation of the financial statements of operations whose functional currency is other than the U.S. dollar, together with related hedges and tax effects, are reflected in the foreign translation adjustment account in stockholders' equity. Foreign currency exchange gains and losses from transactions and balances denominated in a currency other than the related operating subsidiary's functional currency are recorded in income.

Fair value of financial instruments:

The Company's securities owned are carried at market value. Additionally, any off-balance sheet financial instruments are valued at market with unrealized gains and losses recorded in the financial statements.

Management estimates that the aggregate net fair value of other financial instruments recognized on the statement of financial condition (including cash equivalents, commission and other receivables, and notes payable) approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates, or, in the case of notes payable, bear interest at rates which management believes are comparable to current rates which could be obtained in similar financings.

Income taxes:

The Company will file (as EBIC has previously filed) a consolidated federal income tax return which includes U.S. subsidiaries in which the Company's ownership percentage is 80% or greater. The Company and such U.S.
subsidiaries also file separate and/or combined income tax returns in various state and local tax jurisdictions.

The Company and its subsidiaries account for certain income and expense items in a period different from that reported for tax purposes. The tax effects of transactions are generally recognized in the financial statements in the same period as the related items of income and expense, regardless of when they are recognized for tax purposes.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - PUBLIC OFFERING:

On December 7, 1994, the Company sold 3,333,333 units ("Units") in the Offering. On December 30, 1994, a further 250,000 Units were sold. Each Unit consists of one share of the Company's Common Stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 during the period commencing on the consummation of a Business Combination and ending November 30, 2001. The warrants are redeemable at a price of $.01 per warrant upon 30 days' notice at any time, but only if the last sale price of the Common Stock is at least $8.50 per share for the 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given.

Prior to the Offering, the Company issued an aggregate of $200,000 of promissory notes to certain accredited investors. These notes bore interest at the rate of 10% per annum and were repaid on the consummation of the Company's Offering with accrued interest. In addition, the investors were issued 400,000 warrants which are identical to the warrants discussed above, except that they are not redeemable by the Company until 90 days after the consummation of a Business Combination.

In connection with the Offering, the Company also sold 333,333 Unit Purchase Options (the "IPO Options") to the Offering underwriters and certain of their designees. Each IPO Option entitles the holder thereof to acquire a Unit, at $9.90 per unit, consisting of one share of Common Stock and two warrants (which are identical to the Offering warrants discussed above, except that the exercise price per warrant is $6.25 and the expiration date is November 30, 1999). In connection with the Merger, the Company issued an aggregate of 225,000 shares of Common Stock in exchange for all outstanding IPO Options and, accordingly, no IPO Options remain outstanding.

NOTE 4 - CASH AND CASH EQUIVALENTS:

The Company considers all short-term investments with an initial maturity of three months or less to be cash equivalents.

NOTE 5 - COMMISSIONS RECEIVABLE:

Commissions receivable are reflected in the statement of financial condition net of allowances for doubtful accounts of $465,800 at August 31, 1996.

NOTE 6 - RELATED PARTY TRANSACTIONS:

Prepaid expenses and other assets include loans to employees aggregating $1,737,191 at August 31, 1996. Such loans generally bear interest at the prime rate and are short-term in nature.

NOTE 7 - EQUITY IN AFFILIATED COMPANIES:

The Company's equity in affiliated companies principally consists of a 15% equity interest in Yagi Euro Corporation ("Yagi Euro"), which operates the business of a broker of money market and foreign exchange products in Tokyo and is 85% owned by Yagi Tanshi Company, Limited. During 1995, the Company purchased a 33% interest in Pacific Brokers International, LLC, a broker of off-balance sheet products in the Far East.

The Company's investments in equity affiliates at August 31, 1996 are as follows:

         Yagi Euro                                      $ 2,626,098
         Pacific Brokers International, LLC                 168,141
                                                        -----------
                                                        $ 2,794,239
                                                        ===========

NOTE 8 - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

Furniture, equipment and leasehold improvements at August
31, 1996 are summarized below:

         Furniture and telephone equipment              $ 11,937,193
         Leasehold improvements                            6,392,325
         Computer and related equipment                    8,890,438
         Automobiles                                       2,585,050
                                                        ------------
                                                          29,805,006

         Less - Accumulated depreciation
                and amortization                         (16,530,581)
                                                        ------------
                                                        $ 13,274,425
                                                        ============

NOTE 9 - SHORT-TERM BORROWINGS

Short-term borrowings represent financings of security positions. The loans are fully collateralized by securities valued at $10,200,000 at August 31, 1996 and bear interest at a variable rate based on the federal funds rate plus 2%.

NOTE 10 - OBLIGATIONS UNDER CAPITALIZED LEASES:

The Company has purchased automobiles and telecommunications equipment under capitalized leases. The lease terms generally do not exceed three years. The gross amount of assets under capitalized leases are $2,839,502 at August 31, 1996. Such amounts are principally automobiles and are included in furniture, equipment and leasehold improvements on the statement of financial condition.

NOTE 11 - NOTES PAYABLE:

Notes payable represent convertible purchase price notes which were issued in December 1986 in connection with the acquisition of the predecessor businesses of EBIC and bear interest at a stated rate of 6-1/8% per annum. The conversion feature expired on November 30, 1993. The notes are due in equal annual installments each November 30 from 1995 through 1999. The notes have been adjusted for financial reporting purposes to reflect imputed interest at fair market rates at the time of issuance which vary from 6.125% to 7.71%. The notes are subordinated to the claims of financial institutions to a maximum aggregate amount of $10,000,000. Approximately 55% of the reported balance for the purchase price notes was denominated in British pounds sterling at August 31, 1996.

NOTE 12 - EMPLOYEE BENEFIT PLANS:

The Company maintains a 401(k) defined contribution plan for the Company's U.S. operations covering substantially all salaried employees. The Company's contributions to the 401(k) plan are based upon a percentage of employee contributions.

At the August 1996 special meeting of the Company's stockholders held in connection with the Merger, the Company' stockholders also approved the Company's 1996 Stock Option Plan (the "Stock Option Plan"), providing (as amended) for grants of nonqualified and incentive stock options to direc-tors, executive officers and key employees, as determined by the compensation committee of the Company's Board of Directors. The committee determines the option price (not to be less than fair market value for incentive options) at the date of grant. Generally, it is anticipated that options granted will vest in equal 20% installments over five years and expire ten years from the date of grant. A total of 1,800,000 shares of Common Stock is reserved for issuance pursuant to the Stock Option Plan.

NOTE 13 - STOCKHOLDERS' EQUITY:

Preferred stock:

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by its Board of Directors. At August 31, 1996, no shares of preferred stock were issued or outstanding.

Common stock and warrants:

The Company is authorized to issue 30,000,000 shares of Common Stock. At August 15, 1996, immediately prior to the Merger (Note 1), the Company had outstanding 4,416,666 shares of Common Stock, 7,566,666 warrants and 333,333 IPO Options. In connection with the Merger and related transac-tions, the Company redeemed, pursuant to the then-requirements of its Certificate of Incorporation, 136,000 shares of Common Stock, issued 225,000 shares of Common Stock in exchange for all 333,333 IPO Options, and agreed to issue to former EBIC stockholders as the non-cash portion of the Merger consideration, in order to provide them with a 50% interest (subject to certain escrow arrangements and the payment of cash in lieu of fractional interests) in the Company's post-Merger capitalization, up to 4,505,666 shares of Common Stock and up to 7,566,666 series B redeemable common stock purchase warrants (which are economically identical to the Offering warrants discussed above).

At August 31, 1996, the Company had outstanding 5,192,165 shares of Common Stock and 8,006,915 warrants, reflecting the fact that at that time only a small percentage of the certificates formerly representing EBIC common stock (all of which was cancelled in the Merger) had been exchanged for the Merger consideration. Once all such certificates are exchanged, the Company expects it will have approximately 9,011,295 shares of Common Stock and 15,133,290 warrants outstanding (which numbers take into account anticipated rounding for fractional interests). At August 31, 1996, the Company had 15,133,332 shares of Common Stock reserved for issuance upon exercise of the warrants expected to be outstanding following the Merger (disregarding rounding for fractional interests) and an additional 1,800,000 shares reserved for issuance upon exercise of options that may be granted pursuant to the Stock Option Plan.

At October 16, 1996, the Company had outstanding 8,914,781 shares of Common Stock and 14,953,196 warrants, reflecting the fact that approximately 98% of all outstanding certificates formerly representing shares of EBIC common stock had been exchanged for the Merger consideration.

NOTE 14 - COMMITMENTS:

Subsidiaries of the Company are obligated under certain noncancelable leases for office space and telecommunication services. Such subsidiaries have executed various operating leases in respect of premises, which contain escalation clauses for base rent, maintenance, electricity and real estate tax increases.

At December 31, 1995, the Company on a consolidated basis had the following commitments under long-term non-cancelable operating leases:

For the year Ending December 31, 1996           $   8,941,275
1997                                                4,468,010
1998                                                3,818,402
1999                                                3,699,943
2000 and thereafter                                18,362,690
                                                -------------
     Total minimum lease payments               $  39,290,320
                                                =============

A subsidiary of the Company has pledged 1,150,000 pounds in cash with a bank in respect of a guarantee of its London premises lease. This amount has been reflected as restricted cash in the statement of financial condition.

NOTE 15 - CONTINGENCIES:

In common with other money brokers, a subsidiary of EBIC has, in the past, received commissions on a number of interest rate swap transactions which were booked on behalf of banks and local authorities in the United Kingdom. Following the ruling by the House of Lords in relation to the ultra vires nature of such contracts, some claims in a material amount have been received for the return of certain of this brokerage. Management believes it has adequately accrued for the reasonably estimated costs associated with resolving this matter. The Company and/or its subsidiaries are also subject to various legal proceedings and claims that arise in the ordinary course of their businesses. Management currently believes that resolving these matters will not have a material adverse impact on the Company's consolidated financial condition, results of operations or liquidity.

NOTE 16 - CONCENTRATION OF CREDIT RISK:

The Company has a policy of reviewing, on an ongoing basis, the credit standing of its customers, which are primarily financial institutions, as well as the credit worthiness of the clearing firm used by the Company.

Financial instruments subject to credit risk are primarily commissions receivable, which are unsecured and short-term in nature. Receivable from clearing firm represents a concentration of credit risk, and is related to securities transactions cleared primarily through one correspondent broker.